UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2014

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2014, Champions Oncology, Inc. (the “Company”) executed amendments to its Securities Purchase Agreement dated March 24, 2011 (the “2011 Securities Purchase Agreement”) and to its Securities Purchase Agreement dated January 28, 2013 (together with the 2011 Securities Purchase Agreement, the “Securities Purchase Agreements”) with certain of the parties thereto, in each case revising the definition of “Change of Control” as it appears on the Securities Purchase Agreements.

On January 29, 2014, the Company also entered into an agreement (the “Put Right Agreement”) with Joel Ackerman, its Chief Executive Officer and a Director, and Ronnie Morris, its President and a Director, both of whom bought securities from the Company pursuant to the Securities Purchase Agreements, that, if the Company’s Board of Directors votes on a transaction, event or approval that would constitute a Put Option Trigger Event (as defined in each of the Securities Purchase Agreements), each of Ackerman and Morris shall either (a) recuse themselves from voting as a member of the Board of Directors on such transaction, event or approval or (b) be entitled to vote but forego exercising or receiving the benefit of their Put Right (as defined in each of the Securities Purchase Agreements).

The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the amendments to the Securities Purchase Agreements and the Put Rights Agreement, which are attached to this Form 8-K as Exhibits 10.1, 10.2 and 10.3, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to 2011 Securities Purchase Agreement dated January 29, 2014.

10.2	Amendment No. 1 to 2013 Securities Purchase Agreement dated January 29, 2014.

10.3	Put Right Agreement dated January 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: February 4, 2014	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer